UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 14, 2020

BANCPLUS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Mississippi	333-236022	64-0655312
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1068 Highland Colony Parkway Ridgeland, MS		39157
(Address of Principal Executive Offices)		(Zip Code)

(601) 898-8300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

In light of the effectiveness on February 14, 2020, of the Registration Statement on Form S-4 (File No. 333-236022) filed by BancPlus Corporation (the “Company”) with the Securities and Exchange Commission, the Company became subject to the obligation to file current reports under Section 15(d) of the Securities Exchange Act of 1934, as amended.

On November 26, 2019, the Company notified participants in the BancPlus Corporation Employee Stock Ownership Plan (the “Plan”) of a “blackout period” under the Plan. In accordance with Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 under Securities and Exchange Commission Regulation BTR, the Company sent a separate notice to its directors and executive officers on December 12, 2019 informing them of the blackout period and certain trading prohibitions that they will be subject to during the blackout period.

The blackout period began on January 1, 2020 and is expected to end on or about July 1, 2020. Executive officers and directors of the Company, and security holders or other interested persons, may obtain, without charge, information about the blackout period by contacting Ann Southerland by telephone at (601) 898-4984 or at 1068 Highland Colony Parkway, Ridgeland, MS 39157.

A copy of the blackout notice sent to the Company’s directors and executive officers is included in this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Important Notice to Directors and Executive Officers Regarding Insider Trading During the BancPlus Corporation 401(k) Blackout Period

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

BancPlus Corporation

Date: February 19, 2020	By:	/s/ M. Ann Southerland
M. Ann Southerland
EVP and Chief Financial Officer